www.aviatnetworks.com

Aviat Networks Provides Update on Its Fiscal 2020 Second Quarter and Six-Month Results and Additional Commentary on Its Fiscal Year Outlook

AUSTIN, Texas - January 22, 2020 - Aviat Networks, Inc. (NASDAQ: AVNW) (“Aviat” or the “Company”), the leading expert in wireless transport solutions, today announced that its fiscal 2020 second quarter and first half results are anticipated to come in lower than previously forecasted due to a cyberattack at one of the Company’s contract manufacturing vendors. This effectively shut down the vendor’s production and shipments of Aviat products for a three-week period. While this issue was quickly and fully remediated by the vendor and is not expected to have any impact on Aviat on a go-forward basis, the Company’s revenue, gross margins and anticipated profitability for the first half of its fiscal 2020 were affected. However, order flow continued to be strong, cash increased sequentially and from the prior year end, and the Company remains on track for improved profitability for the full fiscal year.
Pete Smith, Aviat’s newly appointed President and Chief Executive Officer stated, “While it’s disappointing to come in below our prior guidance, I’m quite pleased with how the team responded to assist our vendor and support our customers. Our vendor lost production capacity for three weeks of the quarter, or approximately 23% of its available capacity, resulting in us missing our top-line budget by approximately 5%, though bookings were very strong. Business is not lost, just delayed, and our revenue outlook for the fiscal year has not changed. This event, however, impacted profitability for the first half of fiscal 2020. We still believe Aviat will post year-over-year bottom-line improvements and end the fiscal year with a stronger balance sheet. Long-term, with continued investments in 5G, public safety and other mission-critical networks, we feel good about Aviat’s competitive position and ability to enhance stockholder value.”
The Company had previously stated that for the comparable six-month periods in fiscal 2020 and fiscal 2019, total revenue would be down modestly, gross margins would improve, non-GAAP operating income would be approximately $6 million, and adjusted earnings before interest, tax, depreciation and amortization and other non-GAAP adjustments (“Adjusted EBITDA”) would be approximately $7.5 million. Based on preliminary, unaudited results for the fiscal 2020 second quarter and six-months ended December 27, 2019, and taking into account the impact of production and shipment constraints, and timing of variable expenses incurred in the fiscal 2020 second quarter, the Company provided the following financial updates:

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Total revenue is expected to be $55.5 to $56.5 million in the fiscal 2020 second quarter and $114.0 to $115.0 million for the fiscal 2020 six-month period. North America revenue is expected to be up $10.5 to $11.5 million and international revenue is expected to be down $21.5 to $22.5 million when comparing the fiscal 2020 and fiscal 2019 six-month periods.

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Gross margins are anticipated to be 32.5% to 33.0% in the fiscal 2020 second quarter and 35.5% to 36.0% in the fiscal 2020 six-month period. In the fiscal 2019 six-month period, the Company reported gross margins of 32.2%.

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Non-GAAP operating loss in the fiscal 2020 second quarter is anticipated to be $0.9 million to $1.1 million and for the fiscal 2020 six-month period, non-GAAP operating income is expected to be $2.0 to $2.2 million. Adjusted EBITDA in the fiscal 2020 second quarter is anticipated to be near break-even, and for the fiscal 2020 six-month period is expected to be $4.0 to $4.2 million. Capacity constraints caused by a cyberattack at one of our contract manufacturers, and higher sales commissions based on stronger than anticipated bookings, among others, have the most direct impact on non-GAAP operating income and Adjusted EBITDA.

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Cash and cash equivalents as of December 27, 2019 were anticipated to be approximately $38 million, approximately a $6 million increase, as compared to June 28, 2019, and an approximately $3.5 million improvement sequentially, as compared to September 27, 2019.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2020, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	Aviat’s ability to meet financial covenant requirements which could impact, among other things, its liquidity;

•	the timing of Aviat’s receipt of payment for products or services from its customers;

•	Aviat’s ability to meet projected new product development dates or anticipated cost reductions of new products;

•	Aviat’s suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of Aviat’s subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of Aviat’s key personnel;

•	Aviat’s ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	Aviat’s failure to protect its intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use Aviat’s net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries;

•	the impact of political turmoil in countries where Aviat has significant business; and

•	Aviat’s ability to implement its stock repurchase program or that it will enhance long-term stockholder value.
For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 27, 2019 as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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Media Contact: Gary Croke, Aviat Networks, Inc., gary.croke@aviatnet.com
Investor Contact: Glenn Wiener, GW Communications, gwiener@GWCco.com or 212-786-6011